8x8, Inc. Reports Second Quarter Fiscal 2023 Financial Results
•Service Revenue increased 25% year-over-year
•Gross margin as a percent of revenue increased 6 percentage points and gross profit increased more than 35% from prior year
•Cash flow from operations up 171% to $13.8 million
•Enterprise ARR increased 42% year-over-year to $401 million

CAMPBELL, CA. - October 27, 2022 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the second quarter of fiscal 2023 ended September 30, 2022.

Second Quarter Fiscal 2023 Financial Results:

•Total revenue increased 24% year-over-year to $187.4 million, including Fuze revenue of $28.4 million.
•Service revenue increased 25% year-over-year to $178.6 million, including Fuze revenue of $27.9 million.
•GAAP operating loss was $25.0 million, compared to operating loss of $37.2 million in the second quarter of fiscal 2022.
•Non-GAAP operating profit was $9.1 million, an increase of 368% compared to non-GAAP operating profit of $1.9 million in the second quarter of fiscal 2022.

"Our second quarter results reflected our increased emphasis on profitability and cash flow generation. Non-GAAP gross margin was above 70% and non-GAAP operating profit and operating cash flow exceeded our expectations," said Dave Sipes, 8x8 Chief Executive Officer. "As a result, we are once again raising our non-GAAP operating margin targets for the year and believe we have line of sight to double-digit operating margins on a non-GAAP basis in fiscal 2024."

"We believe we can achieve these results while continuing to invest in innovation on our XCaaS platform and providing an outstanding customer experience that enables our customers to make every interaction an opportunity to delight. Our unified XCaaS platform delivers this advantage to customers at a lower total cost of ownership," added Sipes.

Second Quarter Fiscal 2023 Financial Metrics and Recent Business Highlights:

Financial Metrics
•Annual Recurring Subscriptions and Usage Revenue (ARR):
◦Total ARR grew to $692 million, an increase of 25% from the end of the same period last year.
◦Enterprise ARR of $401 million increased 42% year-over-year and represented 58% of total ARR.
◦1,291 customers generated ARR greater than $100,000, compared to 871 at the end of the second quarter of fiscal 2022.
•GAAP gross margin was 67%, compared to 61% in the same period last year. Non-GAAP gross margin was 70%, compared to 64% in the same period last year.
•GAAP service revenue gross margin was 71%, compared to 67% in the same period last year. Non-GAAP service gross margin was 74%, compared to 69% in the same period last year.
•Cash provided by operating activities was $13.8 million for the second quarter, compared to $5.1 million in the second quarter of fiscal 2022.
•Cash, cash equivalents, restricted cash and investments were $132.3 million on September 30, 2022, compared to $145.6 million on March 31, 2022.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:

Product Innovation Highlights
•Released an update to the 8x8 XCaaS™ (eXperience Communications as a Service™) platform. Highlights included:
•A new 8x8 phone app for Microsoft Teams, providing customers with additional options for enabling cost-effective PSTN calling in the Teams apps
•Full cloud PSTN support extended to 56 countries and territories, now including Estonia and Lithuania.
•Expanded customer experience analytics with new visual interaction flow diagrams, enhanced reporting into digital interactions and new advanced search and filter capabilities.
•8x8 Work is now Chrome Enterprise recommended for the Communications solution track, ensuring that 8x8 Work is optimized for ChromeOS environments. With this, organizations that standardize on ChromeOS have the peace of mind to deploy the 8x8 XCaaS platform across all users, from the contact center to the front desk.

Industry Recognition
•Singapore's Cyber Security Agency (CSA) recognized 8x8 CPaaS for its strong cybersecurity practices with the Cyber Trust mark certification, one of the first companies to be awarded the certification.
•Recognized in the 2022 Gartner® Magic Quadrant™ for Contact Center as a Service for the eighth year in a row.
•Awarded a Gold Stevie® Award in the Customer Service Executive of the Year category and a Silver Stevie® Award in the Customer Service Department of the Year category in The 19th Annual International Business Awards®.
•Received the Comms Council UK Awards 2022 for Best ITSP Large Enterprise and Best Innovation for 8x8 Agent Workspace.
•Awarded the 2022 Best Overall Supplier for Canada by Telarus.
•Recognized as the Top International Vendor and Fifth Top Overall Vendor by Avant Special Forces.

Corporate Highlights
•The Company retired approximately $404 million in aggregate principal amount of its convertible notes due in 2024 in exchange for the issuance of $202 million new senior convertible notes due in 2028 and $182 million in cash out of the proceeds from a $250 million term loan due in 2027.
•Concurrent with the convertible notes exchange, the company repurchased 10.7 million shares of its common stock for approximately $60 million.
•Subsequent to the debt exchange, the Company repurchased $6 million aggregate principal amount of its convertible senior notes due 2024 in an open market transaction. Following the convertible debt exchange and repurchase, approximately $90 million in aggregate principal amount of the convertible senior notes due 2024 remains outstanding.

“By simultaneously executing a term loan, convertible debt exchange, and share repurchase, we extended the maturity of more than 80 percent of our 2024 convertible debt while limiting the potential dilutive impact to existing shareholders," said Sam Wilson, 8x8 Chief Financial Officer. "These transactions further strengthen our already solid financial foundation, which includes more than $130 million in cash and investments. Our emphasis on profitability is generating increased cash flow, and we believe we will have more than sufficient resources to fund our operations and repurchase the remaining $90 million in aggregate principal amount of the 2024 Notes on or before maturity."

Leadership Update

The company announced the appointment of Jeanette Winters as Chief Human Resources Officer of 8x8. Dr. Winters holds a doctorate in Public Administration from University of Southern California and has more than 25 years experience leading corporate talent management, diversity and inclusion, organizational development, and enterprise learning functions at global Fortune 500 organizations, including Intel, American Express, Pitney Bowes and Amgen. Immediately prior to her appointment at 8x8, Dr. Winters was chief talent officer and managing partner at Winters Advisory Group, an HR consultancy, and served as 8x8's Interim Chief Human Resources Officer.

Dr.. Winters was granted restricted stock units (RSUs) for up to 100,000 of the company’s common stock and performance stock units (PSUs) for up to 200,000 shares of the company’s common stock. The RSUs and PSUs will vest over periods of three years, subject to Dr. Winters' continuing employment or other association with 8x8 or any of its subsidiaries and, in the case of the PSUs, subject to the achievement of certain performance criteria. The awards were approved by a majority of 8x8’s independent directors as material inducements to Dr. Winters' hiring, in accordance with New York Stock Exchange Rule 303A.08 and 8x8’s 2017 New Employee Inducement Incentive Plan.

Third Quarter and Updated Fiscal 2023 Financial Outlook:

Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment and foreign current exchange rates prevailing as of the announcement date of the prior quarters' financial results. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Third Quarter Fiscal 2023 Ending December 31, 2022
•Service revenue in the range of $178 million to $180 million, representing year-over-year growth of approximately 20% at the midpoint.
•Total revenue in the range of $185 million to $188 million, representing year-over-year growth of approximately 19% at the midpoint.
•Non-GAAP operating margin in the range of 5.0 to 5.8%.

Fiscal Year 2023 Ending March 31, 2023
•Service revenue in the range of $712 million to $720 million, representing year-over-year growth of 19% at the midpoint.
•Total revenue in the range of $745 million to $755 million, representing year-over-year growth of approximately 18% at the midpoint.
•Non-GAAP operating margin of approximately 5.5%, with a goal of exiting fiscal 2023 with non-GAAP operating margin of at least 6.5%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Foreign currency exchange fluctuations may negatively impact our guidance. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.

Conference Call Information:

Management will host a conference call to discuss earnings results on October 27, 2022, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The conference call will last approximately 60 minutes and is accessible via the following numbers and webcast link:

Dial In: 1-844-200-6205 (U.S.) or 1-929-526-1599 (International)
Passcode 602771

Webcast: https://investors.8x8.com/events-and-presentations

Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, the impact of foreign currency exchange rate and interest rate fluctuations, new debt, interest expense, and our ability to repay our remaining outstanding convertible senior notes due 2024, new product innovations and integrations, the future impact of the Fuze, Inc. acquisition on our operations and financial results, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; risks related to our new secured term loan and outstanding convertible senior notes due in 2024 and 2028; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers (VARs), e-commerce, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.

Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Gross Margin
Non-GAAP Service Revenue Gross Margin (and as a percentage of Service Revenue) and Non-GAAP Other Revenue Gross Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service, Other and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Other Income (Expense), net
Non-GAAP Other Income (Expense), net excludes: acquisition and integration expenses, certain severance, transition and contract termination costs, debt amortization expense, gain on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (Expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.

Non-GAAP Net Income
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, debt amortization expense, gain on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted

Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Service revenue	$178,556	$142,376	$357,717	$280,172
Other revenue	8,833	9,181	17,292	19,712
Total revenue	187,389	151,557	375,009	299,884

Cost of revenue and operating expenses:
Cost of service revenue	51,038	47,198	104,585	93,208
Cost of other revenue	11,000	12,269	24,126	26,015
Research and development	36,019	28,498	70,974	53,890
Sales and marketing	80,487	76,726	164,014	152,641
General and administrative	33,835	24,023	63,054	50,114
Total operating expenses	212,379	188,714	426,753	375,868
Loss from operations	(24,990)	(37,157)	(51,744)	(75,984)
Other income (expense), net	13,950	(4,934)	15,066	(9,757)
Loss from operations before provision for income taxes	(11,040)	(42,091)	(36,678)	(85,741)
Provision for income taxes	599	233	1,004	489
Net loss	$(11,639)	$(42,324)	$(37,682)	$(86,230)

Net loss per share:
Basic and diluted	$(0.10)	$(0.38)	$(0.32)	$(0.78)

Weighted average number of shares:
Basic and diluted	116,013	112,422	117,857	111,180

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$100,512	$91,205
Restricted cash, current	511	8,691
Short-term investments	30,411	44,845
Accounts receivable, net	58,345	57,400
Deferred sales commission costs, current	36,350	35,482
Other current assets	37,537	37,999
Total current assets	263,666	275,622
Property and equipment, net	68,717	79,016
Operating lease, right-of-use assets	54,201	63,415
Intangible assets, net	117,490	128,213
Goodwill	262,393	266,867
Restricted cash, non-current	818	818
Long-term investments	—	2,671
Deferred sales commission costs, non-current	71,647	75,668
Other assets	17,009	17,978
Total assets	$855,941	$910,268
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$43,844	$49,721
Accrued compensation	32,923	36,319
Accrued taxes	31,579	32,573
Operating lease liabilities, current	12,648	15,485
Deferred revenue, current	30,860	34,262
Other accrued liabilities	17,131	23,167
Total current liabilities	168,985	191,527
Operating lease liabilities, non-current	68,437	74,518
Convertible senior notes	286,682	447,452
Term loan	230,049	—
Deferred revenue, non-current	10,465	11,430
Other liabilities, non-current	6,541	2,975
Total liabilities	771,159	727,902
Stockholders' equity:
Common stock	111	118
Additional paid-in capital	867,063	956,599
Accumulated other comprehensive loss	(24,944)	(7,913)
Accumulated deficit	(757,448)	(766,438)
Total stockholders' equity	84,782	182,366
Total liabilities and stockholders' equity	$855,941	$910,268

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(37,682)	$(86,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,624	5,771
Amortization of intangible assets	10,723	2,551
Amortization of capitalized software	11,494	14,713
Amortization of debt discount and issuance costs	2,000	8,855
Amortization of deferred sales commission costs	18,839	16,857
Allowance for credit losses	1,781	645
Operating lease expense, net of accretion	5,925	6,795
Stock-based compensation expense	52,435	72,422
Gain on debt extinguishment	(16,106)	—
Gain on remeasurement of warrants	(1,293)	—
Impairment of right-of-use assets	2,424	—
Other	(192)	853
Changes in assets and liabilities:
Accounts receivable, net	(4,579)	(1,100)
Deferred sales commission costs	(13,834)	(23,489)
Other current and non-current assets	1,223	(835)
Accounts payable and accruals	(14,733)	(9,860)
Deferred revenue	(4,367)	1,183
Net cash provided by operating activities	19,682	9,131
Cash flows from investing activities:
Purchases of property and equipment	(1,845)	(2,358)
Cost of capitalized software	(4,328)	(11,613)
Purchases of investments	(27,669)	(56,049)
Sales of investments	8,296	10,299
Proceeds from maturity of investments	36,641	30,967
Acquisition of businesses	(1,250)	—
Net cash provided by (used in) investing activities	9,845	(28,754)
Cash flows from financing activities:
Finance lease payments	—	(8)
Tax-related withholding of common stock	—	(128)
Proceeds from issuance of common stock under employee stock plans	1,713	10,328
Repayment and exchange of senior convertible notes	(190,553)	—
Repurchase of common stock	(60,214)	—
Net proceeds from term loan	232,861	—
Net cash (used in) provided by financing activities	(16,193)	10,192
Effect of exchange rate changes on cash	(12,207)	(111)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,127	(9,542)
Cash, cash equivalents and restricted cash, beginning of period	100,714	121,172
Cash, cash equivalents and restricted cash, end of period	$101,841	$111,630

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2022		2021		2022		2021
Costs of Revenue:
GAAP cost of service revenue	$51,038		$47,198		$104,585		$93,208
Amortization of acquired intangible assets	(2,140)		(1,044)		(4,509)		(2,110)
Stock-based compensation expense and related employer payroll taxes	(2,457)		(2,526)		(5,153)		(4,566)
Severance, transition and contract termination costs	(281)		(57)		(1,178)		(52)
Non-GAAP cost of service revenue	$46,160		$43,571		$93,745		$86,480
Non-GAAP service margin (as a percentage of service revenue)	$132,396	74.1%	$98,805	69.4%	$263,972	73.8%	$193,692	69.1%

GAAP cost of other revenue	$11,000		$12,269		$24,126		$26,015
Stock-based compensation expense and related employer payroll taxes	(937)		(1,372)		(2,084)		(2,507)
Severance, transition and contract termination costs	(244)		(188)		(777)		(204)
Non-GAAP cost of other revenue	$9,819		$10,709		$21,265		$23,304
Non-GAAP other margin (as a percentage of other revenue)	$(986)	(11.2)%	$(1,528)	(16.6)%	$(3,973)	(23.0)%	$(3,592)	(18.2)%

Non-GAAP gross margin (as a percentage of revenue)	$131,410	70.1%	$97,277	64.2%	$259,999	69.3%	$190,100	63.4%

Operating Expenses:
GAAP research and development	$36,019		$28,498		$70,974		$53,890
Stock-based compensation expense and related employer payroll taxes	(7,773)		(10,086)		(15,966)		(19,159)
Severance, transition and contract termination costs	(107)		(42)		(144)		(103)
Non-GAAP research and development (as a percentage of revenue)	$28,139	15.0%	$18,370	12.1%	$54,864	14.6%	$34,628	11.5%

GAAP sales and marketing	$80,487		$76,726		$164,014		$152,641
Amortization of acquired intangible assets	(3,107)		(221)		(6,213)		(440)
Stock-based compensation expense and related employer payroll taxes	(6,883)		(13,588)		(15,163)		(28,288)
Severance, transition and contract termination costs	(330)		(531)		(721)		(1,153)
Non-GAAP sales and marketing (as a percentage of revenue)	$70,167	37.4%	$62,386	41.2%	$141,917	37.8%	$122,760	40.9%

GAAP general and administrative	$33,835		$24,023		$63,054		$50,114
Stock-based compensation expense and related employer payroll taxes	(6,763)		(10,423)		(14,686)		(21,327)
Acquisition and integration costs	(1,554)		(19)		(2,178)		(19)
Legal and regulatory costs	207		1,317		269		1,849
Severance, transition and contract termination costs	(1,694)		(314)		(2,449)		(1,185)
Non-GAAP general and administrative (as a percentage of revenue)	$24,031	12.8%	$14,584	9.6%	$44,010	11.7%	$29,432	9.8%

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2022		2021		2022		2021

Non-GAAP Operating Expenses (as a percentage of revenue)	122,337	65.3%	95,340	62.9%	240,791	64.2%	186,820	62.3%

Operating Profit (Loss):
GAAP loss from operations	$(24,990)		$(37,157)		$(51,744)		$(75,984)
Amortization of acquired intangible assets	5,247		1,265		10,722		2,550
Stock-based compensation expense and related employer payroll taxes	24,813		37,995		53,052		75,847
Acquisition and integration costs	1,554		19		2,178		19
Legal and regulatory costs	(207)		(1,317)		(269)		(1,849)
Severance, transition and contract termination costs	2,656		1,132		5,269		2,697
Non-GAAP operating profit (as a percentage of revenue)	$9,073	4.8%	$1,937	1.3%	$19,208	5.1%	$3,280	1.1%

Other Income (Expenses):
GAAP other income (expense), net	$13,950		$(4,934)		$15,066		$(9,757)
Debt amortization expense	1,169		4,462		2,000		8,856
Gain on debt extinguishment	(16,106)		—		(16,106)		—
Gain on warrants remeasurement	(1,293)		—		(1,293)		—
Sublease Income	(116)		(116)		(232)		(155)
Non-GAAP other income (expense), net (as a percentage of revenue)	(2,396)	(1.3)%	(588)	(0.4)%	(565)	(0.2)%	(1,056)	(0.4)%

Net Income (Loss):
GAAP net loss	(11,639)		(42,324)		(37,682)		(86,230)
Amortization of acquired intangible assets	5,247		1,265		10,722		2,550
Stock-based compensation expense and related employer payroll taxes	24,813		37,995		53,052		75,847
Acquisition and integration costs	1,554		19		2,178		19
Legal and regulatory costs	(207)		(1,317)		(269)		(1,849)
Severance, transition and contract termination costs	2,656		1,132		5,269		2,697
Debt amortization expense	1,169		4,462		2,000		8,856
Gain on debt extinguishment	(16,106)		—		(16,106)		—
Gain on warrants remeasurement	(1,293)		—		(1,293)		—
Sublease income	(116)		(116)		(232)		(155)
Non-GAAP net income (as a percentage of revenue)	6,078	3.2%	1,116	0.7%	17,639	4.7%	1,735	0.6%

Shares used in computing per share amounts:
Basic	116,013		112,422		117,857		111,180
Diluted	116,186		116,375		118,936		116,687

GAAP net loss per share - Basic and Diluted	(0.10)		(0.38)		(0.32)		(0.78)

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP net income per share - Basic	$0.05	$0.01	$0.15	$0.02
Non-GAAP net income per share - Diluted	$0.05	$0.01	$0.15	$0.01

8x8, Inc.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4 (5)	Q1	Q2
TOTAL ARR (1)	$536	$553	$572	$687	$688	$692
Growth % (YoY)	24%	18%	16%	33%	28%	25%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$262	$282	$307	$393	$403	$401
% of Total ARR	49%	51%	54%	57%	59%	58%
Growth % (YoY)	40%	33%	30%	56%	54%	42%
Total number of Enterprise Customers	824	871	907	1,258(6)	1,277	1,291

MID-MARKET (3)	$103	$103	$102	$128	$125	$127
% of Total ARR	19%	19%	18%	19%	18%	18%
Growth % (YoY)	22%	14%	9%	31%	22%	23%

SMALL BUSINESS(4)	$172	$167	$162	$166	$159	$164
% of Total ARR	32%	30%	28%	24%	23%	24%
Growth % (YoY)	7%	2%	(1)%	(1)%	(7)%	(2)%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
(5) Includes Fuze.
(6) Previously reported enterprise customer count of 1,320 for Q4'22 was adjusted to eliminate double counting of subsidiaries.

Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews the selected operating metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating metrics and caution that its presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.